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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

WE CONSENT TO THE USE IN THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-29816 OF PLUS SOLUTIONS, INC. OF OUR REPORT DATED FEBRUARY 2, 2001 (WHICH REPORT EXPRESSES AN UNQUALIFIED OPINION AND INCLUDES AN EXPLANATORY PARAGRAPH REFERRING TO THE COMPANY'S DEVELOPMENT STAGE AND ITS ABILITY TO CONTINUE AS A GOING CONCERN), APPEARING IN THE PROSPECTUS, WHICH IS PART OF SUCH REGISTRATION STATEMENT, AND TO THE REFERENCE TO US UNDER THE HEADING "EXPERTS" IN SUCH PROSPECTUS.

/S/ DELOITTE & TOUCHE LLP

DALLAS, TEXAS
JUNE 7, 2001